PUBLIC STORAGE
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                    For the Six Months Ended
                                                            June 30,
                                                   -------------------------
                                                      2008           2007
                                                   -----------   -----------

Net income...................................       $ 646,155    $  136,882
   Add: Minority interest in income..........          17,741        13,307
   Less: Minority interest in income which do
     not have fixed charges..................          (8,402)       (7,925)
   Less: Equity in earnings of investments...          (7,361)       (6,759)
   Add: Cash distributions from investments..          19,149        10,535
   Less: Impact of discontinued operations...             217         1,960
                                                   -----------   -----------
Adjusted net income..........................         667,499       148,000
   Interest expense..........................          26,088        33,515
                                                   -----------   -----------
Total earnings available to cover fixed charges     $ 693,587    $  181,515
                                                   ===========   ===========
Total fixed charges - interest expense (a)...       $  27,270    $   35,229
                                                   ===========   ===========
Cumulative preferred share dividends.........       $ 120,666    $  116,091
Preferred partnership unit distributions.....          10,806        10,806
Allocations pursuant to EITF Topic D-42......               -             -
                                                   -----------   -----------
Total preferred distributions................       $ 131,472    $  126,897
                                                   ===========   ===========
Total combined fixed charges and preferred
  share distributions........................       $ 158,742    $  162,126
                                                   ===========   ===========
Ratio of earnings to fixed charges...........          25.43x         5.15x
                                                   ===========   ===========
Ratio of earnings to fixed charges and
  preferred share distributions..............           4.37x         1.12x
                                                   ===========   ===========



                                                                          For the Year Ended December 31,
                                                   ------------------------------------------------------------------
                                                      2007           2006          2005          2004         2003
                                                   -----------   -----------   -----------   -----------  -----------
                                                               (Amounts in thousands)
Net income...................................      $  457,535    $  314,026     $ 456,393     $ 366,213    $ 336,653
   Add: Minority interest in income..........          29,543        31,883        32,651        49,913       43,703
   Less: Minority interest in income which do
     not have fixed charges..................         (16,527)      (16,014)      (15,161)      (17,099)     (13,610)
   Less: Equity in earnings of investments...         (12,738)      (11,895)      (24,883)      (22,564)     (24,966)
   Add: Cash distributions from investments..          23,606        17,699        23,112        20,961       17,754
   Less: Impact of discontinued operations...            (269)           36        (7,080)          506       (4,569)
                                                   -----------   -----------   -----------   -----------  -----------
Adjusted net income..........................         481,150       335,735       465,032       397,930      354,965
   Interest expense..........................          63,671        33,062         8,216           760        1,121
                                                   -----------   -----------   -----------   -----------  -----------
Total earnings available to cover fixed charges    $  544,821     $ 368,797     $ 473,248     $ 398,690    $ 356,086
                                                   ===========   ===========   ===========   ===========  ===========
Total fixed charges - interest expense (a)...      $   68,417     $  35,778     $  11,036     $   4,377    $   7,131
                                                   ===========   ===========   ===========   ===========  ===========
Cumulative preferred share dividends.........      $  236,757     $ 214,218     $ 173,017     $ 157,925    $ 146,196
Preferred partnership unit distributions.....          21,612        19,055        16,147        30,423       26,906
Allocations pursuant to EITF Topic D-42......               -        31,493         8,412        10,787        7,120
                                                   -----------   -----------   -----------   -----------  -----------
Total preferred distributions................      $  258,369     $ 264,766     $ 197,576     $ 199,135    $ 180,222
                                                   ===========   ===========   ===========   ===========  ===========
Total combined fixed charges and preferred
  share distributions........................      $  326,786     $ 300,544     $ 208,612     $ 203,512    $ 187,353
                                                   ===========   ===========   ===========   ===========  ===========
Ratio of earnings to fixed charges...........           7.96x        10.31x        42.88x        91.09x       49.93x
                                                   ===========   ===========   ===========   ===========  ===========
Ratio of earnings to fixed charges and
  preferred share distributions..............           1.67x         1.23x         2.27x         1.96x        1.90x
                                                   ===========   ===========   ===========   ===========  ===========


(a) "Total fixed charges - interest expense" includes interest expense plus capitalized interest, and includes $11,548,000 in interest expense incurred by Shurgard Europe for the six months ended June 30, 2007 and $7,737,000 for the six months ended June 30, 2008. As described in Note 3 to our June 30, 2008 condensed consolidated financial statements, Shurgard Europe was deconsolidated as of March 31, 2008. No further interest expense for Shurgard Europe is reflected in our financial statements after March 31, 2008.

                                   Exhibit 12

                                 PUBLIC STORAGE
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


Supplemental Disclosure of Ratio of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") to Fixed Charges (a):

                                                    For the Six Months Ended
                                                            June 30,
                                                   -------------------------
                                                      2008           2007
                                                   ------------ -------------

Net income...................................       $ 646,155    $  136,882
Less: Gain on sale of Shurgard Europe........        (341,865)            -
Add - Depreciation and amortization (including
  discontinued operations)...................         217,877       344,082
Less - Depreciation allocated to minority
interests....................................          (4,178)       (6,775)
Add - Depreciation included in equity in
  earnings of real estate entities...........          34,993        21,034
Add - Minority interest - preferred .........          10,806        10,806
Add - Interest expense ......................          26,088        33,515
                                                   ------------ -------------
EBITDA available to cover fixed charges (b)..       $ 589,876    $  539,544
                                                   ============ =============
Total fixed charges - interest expense (a)...         $27,270    $   35,229
                                                   ============ =============
Preferred share dividends....................       $ 120,666    $  116,091
Preferred partnership unit distributions.....          10,806        10,806
Allocations pursuant to EITF Topic D-42......               -             -
                                                   ------------ -------------
Total preferred distributions................       $ 131,472    $  126,897
                                                   ============ =============
Total combined fixed charges and preferred
  share distributions........................       $ 158,742    $  162,126
                                                   ============ =============
Ratio of EBITDA to fixed charges.............          21.63x        15.32x
                                                   ============ =============
Ratio of EBITDA to combined fixed charges and
  preferred share distributions..............           3.72x         3.33x
                                                   ============ =============



                                                                          For the Year Ended December 31,
                                                   ------------------------------------------------------------------
                                                       2007           2006          2005        2004         2003
                                                   -------------  ------------  -----------  -----------  -----------
                                                                (Amounts in thousands)
Net income...................................      $   457,535    $  314,026    $ 456,393    $ 366,213    $ 336,653
Less: Gain on sale of Shurgard Europe........                -             -            -            -            -
Add - Depreciation and amortization (including
  discontinued operations)...................          622,894       438,218      196,485      184,345      188,003
Less - Depreciation allocated to minority
interests....................................          (14,058)       (4,638)      (3,403)      (6,046)      (6,328)
Add - Depreciation included in equity in
  earnings of real estate entities...........           45,307        38,890       35,425       33,720       27,753
Add - Minority interest - preferred .........           21,612        19,055       17,021       32,486       26,906
Add - Interest expense ......................           63,671        33,062        8,216          760        1,121
                                                   -------------  ------------  -----------  -----------  -----------
EBITDA available to cover fixed charges (b)..      $ 1,196,961    $  838,613    $ 710,137    $ 611,478    $ 574,108
                                                   =============  ============  ===========  ===========  ===========
Total fixed charges - interest expense (a)...      $    68,417    $   35,778    $  11,036    $   4,377    $   7,131
                                                   =============  ============  ===========  ===========  ===========
Preferred share dividends....................      $   236,757    $  214,218    $ 173,017     $157,925     $146,196
Preferred partnership unit distributions.....           21,612        19,055       16,147       30,423       26,906
Allocations pursuant to EITF Topic D-42......                -        31,493        8,412       10,787        7,120
                                                   -------------  ------------  -----------  -----------  -----------
Total preferred distributions................      $   258,369    $  264,766    $ 197,576    $ 199,135    $ 180,222
                                                   =============  ============  ===========  ===========  ===========
Total combined fixed charges and preferred
  share distributions........................      $   326,786    $  300,544    $ 208,612    $ 203,512    $ 187,353
                                                   =============  ============  ===========  ===========  ===========
Ratio of EBITDA to fixed charges.............           17.50x        23.44x       64.35x      139.70x       80.51x
                                                   =============  ============  ===========  ===========  ===========
Ratio of EBITDA to combined fixed charges and
  preferred share distributions..............            3.66x         2.79x        3.40x        3.00x        3.06x
                                                   =============  ============  ===========  ===========  ===========

(a) "Total fixed charges - interest expense" includes interest expense plus capitalized interest, and includes $11,548,000 in interest expense incurred by Shurgard Europe for the six months ended June 30, 2007 and $7,737,000 for the six months ended June 30, 2008. As described in Note 3 to our June 30, 2008 condensed consolidated financial statements, Shurgard Europe was deconsolidated as of March 31, 2008. No further interest expense for Shurgard Europe is reflected in our financial statements after March 31, 2008.

(b) EBITDA represents earnings prior to interest, taxes, depreciation and amortization and gain on sale of an interest in Shurgard Europe. This supplemental disclosure of EBITDA is included because we believe that the coverage ratios computed on a pre-depreciation basis and prior to our gain on sale of an interest in Shurgard Europe are a meaningful measure of our liquidity and financial analysts and other members of the investment community consider coverage ratios for real estate companies on this basis. EBITDA should not be used as an alternative to net income, cash flow from operations, or our ratio of Earnings to Fixed Charges in evaluating our liquidity or operating results.

                                   Exhibit 12